February 11, 2009

Board of Directors

Biomedical Technology Solutions Holdings, Inc.

9800 Mt. Pyramid Court # 350

Englewood, CO  80112

Re:

Resignation

Gentlemen:

Please accept this letter as written notification of my voluntary resignation as Chief Financial Officer of BioMedical Technology Solutions Holdings, Inc., effective immediately.

I would like to express my gratitude for having had an opportunity to serve as an executive officer.  My decision to resign is based upon personal considerations and does not represent any disagreement or dispute with the Board or its other members.

Sincerely,

/s/ Jim Scheifley_____

Jim Scheifley